Exhibit 3.51

Control No.: K706896

STATE OF GEORGIA

Secretary of State

Corporations Division

313 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE OF CONVERSION

I, Brian P. Kemp, The Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that a CERTIFICATE OF CONVERSION has been filed on December 31, 2013 converting

LAKELAND HOSPITAL ACQUISITION CORPORATION

a Georgia For-Profit Corporation

to

LAKELAND HOSPITAL ACQUISITION, LLC

a Georgia Limited Liability Company

The required fees as provided by Title 14 of the Official Code of Georgia Annotated have been paid. Conversion of the above-named entity is effective upon issuance of this certificate.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on December 26, 2013

Brian P. Kemp
Secretary of State

Tracking #: G11Fm717

CERTIFICATE OF CONVERSION

OF

LAKELAND HOSPITAL ACQUISITION CORPORATION

(a Georgia corporation)

TO

LAKELAND HOSPITAL ACQUISITION, LLC

(a Georgia limited liability company)

Pursuant to the provisions of Section 14-11-212 of the Georgia General Business Corporation Act (the “Act”), Lakeland Hospital Acquisition Corporation, a Georgia corporation (the “Corporation”), hereby certifies as follows relating to the conversion of the Corporation into Lakeland Hospital Acquisitions, LLC, a Georgia limited liability company (the “LLC”):

1. The Corporation was formed as a Georgia corporation on February 24, 1997.

2. The Corporation elects to become a limited liability company.

3. The conversion of the Corporation into the LLC has been approved by the Corporation in the manner provided for by under Section 14-11-212(a) of the Act and its Articles of Organization.

4. The Articles of Organization of the LLC attached hereto as Exhibit A shall be the articles of organization of the limited liability company formed pursuant to such election and the name as set forth in its Articles of Organization shall be Lakeland Hospital Acquisition, LLC.

5. Upon the effective date of the conversion, all of the shares held by the sole shareholder of the Corporation shall, by virtue of the conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the conversion, the ownership of the LLC shall be identical to the ownership of the Corporation immediately prior to the conversion.

6. As a result of the conversion, at the Effective Time, all shares of the Corporation shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Corporation’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

7. The Conversion shall be effective as of December 31, 2013 at 11:48 p.m. EST.

[Signatures on the following page.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this 20th day of December, 2013.

LAKELAND HOSPITAL ACQUISITION CORPORATION

By:
Christopher L. Howard
Vice President and Secretary

ARTICLES OF ORGANIZATION

OF

LAKELAND HOSPITAL ACQUISITION, LLC

The undersigned, acting as the organizer of a limited liability company under the Georgia Limited Liability Company Act §14-11-204, hereby adopts the following Articles of Organization (the “Articles”) for such limited liability company:

ARTICLE I

The name of the limited liability company is Lakeland Hospital Acquisition, LLC (the “Company’’).

ARTICLE II

The address of the initial registered office of the Company shall be 1201 Peachtree Street NE, Atlanta, GA 30361, in Fulton County. The name of the Company’s initial registered agent is CT Corporation System.

ARTICLE III

The Company shall be member-managed.

ARTICLE IV

The initial principal executive office of the Company shall be 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067.

ARTICLE V

At the date of the filing of these Articles, the Company has one (1) member.

ARTICLE VI

The existence of the Company is to begin upon the filing of these Articles.

IN WITNESS WHEREOF, these Articles of Organization have been executed on this 20th day of December, 2013, by the organizer of the limited liability company.

Christopher L. Howard, Organizer